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                                                                   EXHIBIT 10.25

                                   TWO NEWPORT

                             OFFICE LEASE AGREEMENT

                                Landlord: BTC SEATTLE LLC

                                Tenant:   SCOLR, INC.

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                                TABLE OF CONTENTS

                                                                                                                   PAGE
ARTICLE 1.          PREMISES..................................................................................       1
     SECTION 1.1    PREMISES DEFINED..........................................................................       1
     SECTION 1.2    ALTERATIONS...............................................................................       1
     SECTION 1.3    CONDITION OF PREMISES.....................................................................       2
     SECTION 1.4    COMMON AREAS..............................................................................       2
ARTICLE 2.          BUSINESS PURPOSE AND USE..................................................................       3
     SECTION 2.1    PERMITTED USES............................................................................       3
     SECTION 2.2    PROHIBITED USES...........................................................................       3
     SECTION 2.3    COMPLIANCE WITH LAWS......................................................................       3
ARTICLE 3.          TERM......................................................................................       3
     SECTION 3.1    TERM......................................................................................       3
     SECTION 3.2    POSSESSION BY TENANT......................................................................       4
ARTICLE 4.          RENT......................................................................................       6
     SECTION 4.1    BASIC RENT................................................................................       6
     SECTION 4.2    OPERATING EXPENSES........................................................................       6
     SECTION 4.3    RENT......................................................................................      10
     SECTION 4.4    PLACE OF PAYMENT..........................................................................      10
ARTICLE 5.          SECURITY DEPOSIT AND PREPAID RENT.........................................................      11
     SECTION 5.1    SECURITY DEPOSIT..........................................................................      11
     SECTION 5.2    PREPAID RENT..............................................................................      11
ARTICLE 6.          TAXES.....................................................................................      11
     SECTION 6.1    PERSONAL PROPERTY TAXES...................................................................      11
     SECTION 6.2    BUSINESS TAXES............................................................................      11
ARTICLE 7.          MAINTENANCE, REPAIRS AND ALTERATIONS......................................................      11
     SECTION 7.1    LANDLORD'S AND TENANT'S IMPROVEMENTS......................................................      11
     SECTION 7.2    SERVICES TO BE FURNISHED BY LANDLORD......................................................      11
     SECTION 7.3    TENANT'S MAINTENANCE AND REPAIRS..........................................................      13
     SECTION 7.4    TENANT'S ALTERATIONS......................................................................      13
     SECTION 7.5    LIENS.....................................................................................      14
ARTICLE 8.          INSURANCE.................................................................................      14
     SECTION 8.1    USE; RATE.................................................................................      14
     SECTION 8.2    LIABILITY INSURANCE.......................................................................      14
     SECTION 8.3    WORKER'S COMPENSATION INSURANCE...........................................................      14
     SECTION 8.4    CASUALTY INSURANCE........................................................................      14
     SECTION 8.5    COMPLIANCE WITH REGULATIONS...............................................................      14
     SECTION 8.6    WAIVER OF SUBROGATION.....................................................................      14
     SECTION 8.7    GENERAL REQUIREMENTS......................................................................      14
     SECTION 8.8    BLANKET INSURANCE.........................................................................      15
ARTICLE 9.          DESTRUCTION AND CONDEMNATION..............................................................      15
     SECTION 9.1    TOTAL OR PARTIAL DESTRUCTION..............................................................      15
     SECTION 9.2    CONDEMNATION..............................................................................      17
     SECTION 9.3    SALE UNDER THREAT OF CONDEMNATION.........................................................      17
ARTICLE 10.         INDEMNITY AND WAIVER......................................................................      17
     SECTION 10.1   INDEMNITY.................................................................................      17
     SECTION 10.2   WAIVER....................................................................................      18

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
ARTICLE 11.         DELAYS....................................................................................      18
     SECTION 11.1   DELAYS....................................................................................      18
ARTICLE 12.         ASSIGNMENT, SUBLEASE AND SUCCESSION.......................................................      18
     SECTION 12.1   CONSENT REQUIRED..........................................................................      18
     SECTION 12.2   GENERAL CONDITIONS........................................................................      19
     SECTION 12.3   SUCCESSION................................................................................      20
ARTICLE 13.         SURRENDER OF POSSESSION...................................................................      20
     SECTION 13.1   SURRENDER.................................................................................      20
     SECTION 13.2   CONDITION AT TIME OF SURRENDER............................................................      20
ARTICLE 14.         HOLDING OVER..............................................................................      20
     SECTION 14.1   HOLDING OVER..............................................................................      20
ARTICLE 15.         ENTRY BY LANDLORD.........................................................................      21
     SECTION 15.1   ENTRY BY LANDLORD.........................................................................      21
     SECTION 15.2   FAILURE TO SURRENDER......................................................................      21
ARTICLE 16.         SUBORDINATION.............................................................................      21
     SECTION 16.1   LEASE SUBORDINATE TO MORTGAGES............................................................      21
     SECTION 16.2   ESTOPPEL CERTIFICATES.....................................................................      22
ARTICLE 17.         DEFAULT AND REMEDY........................................................................      22
     SECTION 17.1   EVENTS OF TENANT'S DEFAULT................................................................      22
     SECTION 17.2   REMEDIES..................................................................................      22
     SECTION 17.3   RELETTING.................................................................................      23
     SECTION 17.4   DEFAULT OF LANDLORD.......................................................................      23
     SECTION 17.5   NON-WAIVER................................................................................      23
     SECTION 17.6   MORTGAGEE PROTECTION......................................................................      23
ARTICLE 18.         LIMITATION OF LIABILITY...................................................................      24
     SECTION 18.1   LIMITATION OF LANDLORD'S LIABILITY........................................................      24
ARTICLE 19.         NOTICES...................................................................................      24
     SECTION 19.1   NOTICES...................................................................................      24
ARTICLE 20.         HAZARDOUS SUBSTANCES......................................................................      24
     SECTION 20.1   PRESENCE AND USE OF HAZARDOUS SUBSTANCES..................................................      24
     SECTION 20.2   CLEANUP COSTS, DEFAULT AND INDEMNIFICATION................................................      24
ARTICLE 21.         MISCELLANEOUS.............................................................................      25
     SECTION 21.1   HEADINGS..................................................................................      25
     SECTION 21.2   AMENDMENTS................................................................................      25
     SECTION 21.3   TIME OF THE ESSENCE.......................................................................      25
     SECTION 21.4   ENTIRE AGREEMENT..........................................................................      25
     SECTION 21.5   LANGUAGE..................................................................................      25
     SECTION 21.6   INVALIDITY................................................................................      25
     SECTION 21.7   LATE CHARGES..............................................................................      25
     SECTION 21.8   RELOCATION................................................................................      25
     SECTION 21.9   COMPUTATION OF TIME.......................................................................      25
     SECTION 21.10  APPLICABLE LAW............................................................................      26
     SECTION 21.11  ATTORNEYS' FEES...........................................................................      26
     SECTION 21.12  TERMINATION...............................................................................      26
     SECTION 21.13  BROKER'S COMMISSION.......................................................................      26
     SECTION 21.14  SIGNS OR ADVERTISING......................................................................      26
     SECTION 21.15  TRANSFER OF LANDLORD'S INTEREST...........................................................      27
     SECTION 21.16  COUNTERPARTS..............................................................................      27
     SECTION 21.17  QUIET ENJOYMENT...........................................................................      27
     SECTION 21.18  AUTHORITY.................................................................................      27
     SECTION 21.19  NAME OF BUILDING..........................................................................      27

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
     SECTION 21.20  RULES AND REGULATIONS.....................................................................      27
     SECTION 21.21  AGENCY DISCLOSURE.........................................................................      27
     SECTION 21.22  LEASE SUMMARY, ADDENDUM AND EXHIBITS......................................................      27
     SECTION 21.23  SURVIVAL..................................................................................      27
     SECTION 21.24  PARKING...................................................................................      28

Exhibits:
         A    -   Tenant Floor Plan
         B    -   Legal Description
         C    -   Tenant Improvements and Landlord's and Tenant's Work
         C-1  -   Building Standard Specifications
         D    -   Rules and Regulations
         E    -   Intentionally deleted
         F    -   Parking Agreement

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                                   TWO NEWPORT
                             OFFICE LEASE AGREEMENT

         THIS OFFICE LEASE AGREEMENT is made as of the 15th day of April, 2003, by and between BTC SEATTLE LLC, A DELAWARE LIMITED LIABILITY COMPANY (hereinafter referred to as "Landlord"), and SCOLR, INC., A DELAWARE CORPORATION (hereinafter referred to as "Tenant").

                                  LEASE SUMMARY

         In the event of any conflict between the terms of this Lease Summary and the terms of the Lease, the terms of the Lease shall prevail.

Section 1.1    The Building and Project

         (a)   Name of Building:                 Two Newport

         (b)   Address:                          3625 132nd Avenue S.E.
                                                 Bellevue, Washington 98006

         (c)   Total Rentable Area of Building:  Approximately 39,775 sq. ft.

         (d)   Total Rentable Area of Project:   Approximately 958,817 sq. ft.

         The Premises

         (a)   Total Rentable Area:              Approximately 10,510 sq. ft.

         (b)   Total Useable Area:               Approximately 9,554 sq. ft.

         (c)   Floor Location:                   Third Floor

         (d)   Suite Number:                     Suite 300

         (e)   Right of First Opportunity:       Continuing right on all of
                                                 second (2nd) floor (subject to
                                                 rights of existing tenants).

Section 2.1    Use of Premises and
               Tenant's Trade Name

         (a)   Tenant's Trade Name:               SCOLR, Inc.

         (b)   Use of Premises:                  Office, lab and related
                                                 purposes.

Section 3.1    Lease Term

         (a)   Five (5) years

         (b)   Target Lease Commencement Date:   September 1, 2003

         (c)   Renewal Options:                  Two (2) options of five (5)
                                                 years each at 100% of market
                                                 with at least 8 months
                                                 and no more than 11 months
                                                 prior written notice.

Section 4.1    Basic Rent (Triple Net)

                                                 Rent Per Rentable

(a)   Month(s)     Monthly Rent Installment        Sq. Ft. Per Year
      --------     ------------------------        ----------------
    1-17                  $0.00                       $0.00, NNN

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
18-36                     $12,699.58                  $14.50, NNN
37-48                     $13,137.50                  $15.00, NNN
49-60                     $13,575.42                  $15.50, NNN

         (b)   Late Charge: 5%

         (c)   Default Interest Rate: 12%

Section 4.2    Operating Expenses (Triple Net)

         (a)   Tenant's Proportionate Share of Building: Approximately 26.45%

         (b)   Tenant's Proportionate Share of Project: Approximately 1.10%

         (c) Tenant's Audit Deadline: 90 days from receipt of Landlord's statement

Section 5.1    Security Deposit

         (a)   Security Deposit:             $17,954.59

Section 5.2    Prepaid Rent

         (a)   Prepaid Rent:                 $15,440.94

         (b)   Month(s) to which the
               Prepaid Rent is applied:      Eighteenth (18th) month of Term.

Section 7.2    Services

         (a)   Building Standard Hours:      6:00 a.m. to 6:00 p.m. Monday
                                             through Friday
                                             8:00 a.m. to 1:00 p.m. Saturday

         (b)   Cost for Additional Services: $7.00 per hour per zone for HVAC and, otherwise, Landlord's
                                             estimated actual cost plus an
                                             administrative fee

Section 7.4    Alterations

         (a) Subject to Landlord's prior written approval, not to be unreasonably withheld or delayed.

         (b)   Alteration work may be performed by Landlord.

Section 8.2    Liability Insurance Limits

         (a)   $2,000,000 combined single limit and $3,000,000 aggregate.

Section 12:    Assignment and Sublease

         (a)   Subject to Landlord's prior written consent.

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         (b)   Landlord to receive 50% of sublease profits without deduction of costs.

         (c)   Landlord has right to recapture.

Section 14.1   Holdover Rent

         (a)   Greater of 125% of market or 150% of last rent due.

Section 16.2   Estoppel Certificates

         (a)   Tenant to provide within ten (10) days.

Section 19.1   Addresses for Notices

         (a)   Landlord:

               c/o Bentall Capital (U.S.), Inc.
               1420 Fifth Avenue, Suite 400
               Seattle, Washington 98101
               Attn: Lisa C. Rowe, Vice President/Leasing
               Fax No. (206) 315-3817

               With a copy to:

               c/o Bentall Capital (U.S.), Inc.
               1420 Fifth Avenue, Suite 400
               Seattle, Washington 98 101
               Attn: Gary Carpenter, Executive Vice President
               Fax No. (206) 315-3819

         (b)   Tenant:

               SCOLR, Inc.
               Attn: Steve Moger
               3625 132nd Avenue S.E., Suite 300
               Bellevue, Washington 98006

Section 21.13  Broker's Commission

         (a)   Landlord's Leasing
               Representative
               (Broker/Salesperson): Lisa Rowe, Bentall Capital (U.S.), Inc.
         (b)   Tenant's Leasing
               Representative
               (Broker/Salesperson): Dan Foster, Flinn Ferguson Corporate
                                     Real Estate

Section 21.14  Tenant's Signage Rights

         (a)   Building Standard directory signage and suite entry signage.

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         (b)   Building signage at Tenant's cost subject to prior approval of
               Landlord and the City of Bellevue (See Section 21.14).

Section 21.24  Parking

         (a) Parking Pass Ratio: Four (4) unreserved parking passes for every 1,000 useable square feet of Premises. Parking shall be rent free during the initial Term.

Exhibit C      Work Letter

         (a) Tenant Improvement Allowance: Turnkey by Landlord per Final Space Plan (See Work Letter).

         (b)   Landlord's Construction Management Fee: 4%

         (c)   Tenant Improvements Constructed By: Landlord

                                   TWO NEWPORT
                             OFFICE LEASE AGREEMENT

                               ARTICLE 1. PREMISES

         SECTION 1.1 PREMISES DEFINED. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and conditions hereinafter set forth, those certain premises and improvements consisting of the floor area and the location described in the Lease Summary and designated on the plans attached hereto as Exhibit A (hereinafter referred to as the "Premises"). The Premises are located in the building known as Two Newport (the "Building") which is part of that certain real estate development situated in the City of Bellevue, County of King, State of Washington and located upon the real property described in Exhibit B (the "Project").

         As used herein, the terms "Rentable Square Feet" and "Useable Square Feet" shall be determined in accordance with the 1996 Building Owner's and Manager's Association Standard Method for Measuring Floor Area in Office Buildings, Publication ANSI/BOMA Z65.1-1996 ("1996 BOMA"). The exact number of Rentable Square Feet and Useable Square Feet in the Premises, Building, and Project shall be determined by the Landlord in accordance with the 1996 BOMA. With respect to the Building and the Project, such determination shall be made by Landlord following completion of construction of the Building and/or the Project, as applicable. With respect to the Premises, such determination shall be made by Landlord upon the completion of the build-out of the Tenant Improvements in and to the Premises pursuant to the Work Letter Agreement attached hereto. With respect to the Project, such determination shall be made by Landlord upon the addition or removal of square footage in the Project (including the addition of new buildings or the removal of existing buildings). Until such determinations are made, the number of Rentable Square Feet and Useable Square Feet of space shown in the Lease Summary shall control. Landlord shall notify Tenant of any adjustment to the Rentable Square Feet and Useable Square Feet in the Premises, Building and/or Project (the "Adjustment Notice") upon Landlord's determination of the same. In the event such determination results in a change in the numbers shown in the Lease Summary, then all matters which are based on such numbers including, without limitation, the Rentable Square Feet and Useable Square Feet of the Premises, Building or Project, the Basic Rent payable hereunder, Tenant's Proportionate Share of the Building and Project, and the Tenant Improvement Allowance described in the Work Letter (if any, and if based on the number of Rentable Square Feet or Useable Square Feet in the Premises) shall be adjusted based on Landlord's determination and such adjustments shall be included in Landlord's Adjustment Notice. If Tenant objects to any adjustment made by Landlord, Tenant shall notify Landlord in writing of such objection within five (5) business days of Tenant's receipt of the Adjustment Notice and failure by Tenant to provide such written objection shall be deemed to be an acceptance by Tenant of Landlord's Adjustment Notice.

         SECTION 1.2 ALTERATIONS. Tenant acknowledges that Exhibit A sets forth the floor plan for the floor(s) of the Building on which the Premises is located and the location of the Premises therein. Landlord may in its sole discretion increase, decrease, or change the number, locations and dimensions of any hallways, lobby areas and other improvements shown on Exhibit A that are not within the Premises; provided that Landlord shall not make any such changes that would materially diminish Tenant's access to the Premises or that would interfere with Tenant's use of the Premises. Landlord reserves the right from time to time to install, use, maintain, repair, relocate and replace pipes, ducts, conduits, wires, and appurtenant meters and equipment for service to the Premises or to other parts of the Building which are above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas of the Building which are located within the Premises or located elsewhere in the Building.

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         SECTION 1.3       CONDITION OF PREMISES. Except as otherwise provided
in this Lease, the Premises are leased by Landlord and accepted by Tenant in an "as is" condition, subject to any improvements, alterations or modifications to be made pursuant to Article 7 below, and the requirement of Landlord to complete the improvements specified therein. Landlord represents that, to the best of its knowledge, as of the Lease Commencement Date, the Premises and Building (including Landlord's Work as defined in Exhibit C) will be in good condition and repair. Except for matters which related to improvements or alterations made by or at the request of Tenant or which relate to Tenant's particular use of the Premises (such as for lab purposes), and except for matters which are caused by the negligence or willful misconduct of Tenant, Landlord shall be solely responsible, at its expense (but subject to reimbursement to the extent allowed under Section 4 below), for repairing or remedying any non-working or defective Building systems and any violations of applicable laws existing as of the Commencement Date of this Lease. To the extent the Premises currently requires any system improvements or requires improvements to comply with applicable laws, such improvements will be made as part of the Tenant Improvements pursuant to the Work Letter.

         SECTION 1.4 COMMON AREAS. So long as Tenant occupies the Premises under the terms of this Lease, Tenant, its licensees, invitees, customers and employees shall have the non-exclusive right to use all entrances, lobbies, and other public areas of the Project (the "Common Areas") in common with Landlord, other Project tenants, and their respective licensees, invitees, customers and employees; provided, however, with respect to the Project's parking areas, which include the Building parking garage (if any) as well as any other parking areas within the Project (collectively, the "Parking Areas"), Tenant shall have only the rights, if any, set forth in Section 21.24 of this Lease. The use of the Common Areas shall be subject to the terms and conditions of this Lease. Subject to the provisions of Section 1.2, Landlord has the right, in its sole discretion, from time to time, to: (a) make changes to the Common Areas, the Building and/or the Project, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas (including the use of off-site parking areas as Common Areas for parking), ingress, egress, direction of driveways, entrances, hallways, corridors, lobby areas and walkways; (b) close temporarily any of the Common Areas for maintenance or construction purposes so long as reasonable access to the Premises remains available; (c) designate areas located outside of the Project for use as Common Areas, add additional buildings and improvements to the Project or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof, and (e) do and perform any other acts, alter or expand, or make any other changes in, to or with respect to the Common Areas, the Building and/or the Project as Landlord may, in its sole discretion, deem to be appropriate.

         SECTION 1.5 RIGHT OF FIRST OPPORTUNITY. Landlord hereby grants Tenant a "Right of First Opportunity" to lease space on the second (2nd) floor of the Building (the "Space") if and when any such space becomes available subject to the following terms and conditions:

                  (i) At such time as any Space becomes or will come available for Lease, or at such time as Landlord intends to offer any Space for lease, Landlord shall give Tenant written notice ("Landlord's Notice") which shall include the fair market terms upon which Landlord is willing to lease the Space (including, without limitation, rental rate, lease term, and any concessions). Tenant shall have ten (10) days from receipt of Landlord's Notice to respond in writing ("Tenant's Response") by either electing to take the Space on the terms described in Landlord's Notice or by submitting a counter offer. Tenant must deliver Tenant's Response to Landlord within this ten (10) day period and failure to provide such notice shall be deemed to be an election by Tenant not to lease the Space. Landlord and Tenant shall have ten (10) days from the delivery of Tenant's Response within which to agree on the basic terms and conditions of Tenant's lease of the Space. If Tenant fails to deliver Tenant's Response or if Landlord and Tenant are unable to agree upon all terms and conditions of Tenant's lease of the Space within the ten

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(10) day period set forth above, Landlord shall be free to lease the Space to any third party, provided that if the Space has not been leased within nine (9) months, or if it leased and such lease expires or is terminated, then this Right of First Opportunity shall again become applicable. Notwithstanding the above to the contrary, this Right of Fast Opportunity shall expire at the end of the thirty-sixth month of the initial Lease Term. As a precondition to electing to take the Space, (i) Tenant shall not have been in default under this Lease two or more times (whether cured or not), and (ii) Tenant must not be in default under this Lease at the time of Tenant's Response or at the time the Space is added to this Lease. If the tenant who has possession of and/or rights to the Space does not vacate the Space as of the end of the written lease term, Landlord shall have no liability to Tenant for failure to deliver possession of the Space to Tenant at such time and Landlord shall not be obligated to deliver the Space until the prior tenant has actually vacated the Space.

                  (ii) If Tenant elects to lease the Space covered by Landlord's Notice, Tenant's lease of the Space shall commence on the date Landlord tenders possession of the Space to Tenant (the "Space Commencement Date") and shall be on the terms set forth in a lease amendment agreed upon by Landlord and Tenant. The rights under this Section shall be personal to Tenant and may not be exercised by any successor, assignee or subtenant of Tenant.

                       ARTICLE 2. BUSINESS PURPOSE AND USE

         SECTION 2.1 PERMITTED USES. Tenant shall use the Premises solely for the purposes and under the trade name specified in the Lease Summary, and for no other business or purpose without the prior written consent of the Landlord, which shall not be unreasonably withheld or delayed.

         SECTION 2.2 PROHIBITED USES. Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein, which will (a) in any way increase the existing rate of or affect any policy of fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering any part thereof or any of its contents; (b) obstruct or interfere in any way with the rights of other tenants or occupants of the Building or injure or unreasonably annoy any of them; or (c) use or allow the Premises to be used for any improper or unlawful purposes. Tenant shall not use the Premises as a child care facility. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises, nor shall Tenant commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not place upon or install in windows or other openings any signs, symbols, drapes, or other material without written approval of Landlord, which approval shall not be unreasonably withheld or delayed; provided, however, if Landlord determines that such items are inappropriate for the Building or Project, such approval may be withheld in Landlord's sole discretion. Tenant shall not place any object or barrier within, or otherwise obstruct, any of the Common Areas.

         SECTION 2.3 COMPLIANCE WITH LAWS. Tenant shall at all times comply with all laws, ordinances and any regulations promulgated by any governmental authority having jurisdiction over the Building and/or the Premises.

                                 ARTICLE 3. TERM

         SECTION 3.1 TERM; CONTINGENCY. The term of this Lease shall commence on the date upon which Landlord has notified Tenant that the Tenant Improvements (as defined in Exhibit C) are substantially complete (the "Lease Commencement Date"); provided, that if substantial completion falls on a day other than the first day of a calendar month, Tenant's rent and other obligations pursuant to this Lease for the first month of the Lease Term shall be prorated based upon the number of days from and including the date of substantial completion to the end of such first month. Notwithstanding anything contained herein to the contrary, this Lease and the commencement of the Lease Term are expressly contingent upon Landlord reaching an acceptable lease termination agreement with Data Dimensions (which currently leases all or part of the Premises) on or before June 1, 2003. If Landlord is unable to reach such an agreement by such date, either party may terminate this Lease by written notice given prior to the Commencement Date.

         The term of this Lease shall expire the number of months specified in
Section 3.1 of the Lease Summary after the last day of the month in which the Commencement Date occurs, the expiration of which shall be the Termination Date of this Lease, unless this Lease is sooner terminated as hereinafter provided. By way of example, if the Lease term was 12 months and the Commencement Date was July 15, then the Termination Date would be July 31 of the following year. The period between the Lease Commencement Date and the Termination Date shall be referred to as the "Lease Term" or "Term". The Landlord and Tenant acknowledge that certain obligations under the provisions of this Lease may be binding upon them prior to the Lease Commencement Date, such as, but not limited to, the provisions of Exhibit C, and Landlord and Tenant shall be bound by such provisions prior to the Lease Commencement Date.

         SECTION 3.2       POSSESSION BY TENANT.

                  3.2.1 Landlord shall deliver to Tenant, and Tenant shall accept from Landlord, possession of the Premises, upon the Commencement Date. Provided such early entry will not interfere with Landlord's completion of Landlord's Work, Landlord shall permit Tenant to enter the Premises four (4) weeks prior to the Commencement Date in order that Tenant may commence installation of Tenant's furniture, equipment, fixtures, data cabling, and phone system (Tenant's "Fit Up Work"). Any such entry into and occupation of the Premises by Tenant shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease except as to the covenant to pay Rent, and Landlord shall not be liable in any way for any injury, loss or damage to any Fit Up Work prior to the Commencement Date. Tenant shall be solely responsible for obtaining all permits, if any, required for Tenant's Fit Up Work and for complying will all applicable City codes and inspection requirements related to the Fit Up Work.

                  3.2.2 If Landlord cannot deliver possession of the Premises to Tenant by the Target Lease Commencement Date, as specified in the Lease Summary, then this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event all Rent shall be abated until the Landlord delivers possession of the substantially completed Premises to Tenant (excepting to the extent any such delay is caused by Tenant or anyone acting through or on behalf of Tenant). Notwithstanding the foregoing, except for delays caused by force majuere, if Landlord has not delivered possession of the Premises to Tenant by November 1, 2003, Tenant may, at its option, terminate this Lease by giving Landlord written notice of termination by no later than five (5) days following such date.

         SECTION 3.3       OPTION TO RENEW.

         (i) Landlord hereby grants Tenant the right to renew the initial term of this Lease for two (2) consecutive periods of five (5) years each (each a "Renewal Term") on the same general terms and conditions contained in the Lease, except that

                  a) All market terms and conditions of this Lease (collectively, the "Market Terms"), including but not limited to Basic Rent, parking charges and parking pass allocations, the security deposit amount (which may be increased based on Landlord's review of Tenant's then current financial condition), allowances, rental rate concessions (if any), insurance limits and Operating Expense caps or limitations (if any) shall be adjusted to the then current "fair market terms" as determined hereinbelow,

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                  b)       Except as expressly provided in this Section 3.3,
Tenant shall not be entitled to any concessions or financial incentives with respect to a Renewal Term including, without limitation, commissions or allowances, or parking concessions (including rates and ratios); and

                  c) No additional options to renew shall apply following the expiration of the second Renewal Term. Written notice (the "Tenant's Election") of Tenant's exercise of its option to renew ("Option to Renew") the Term of this Lease for a Renewal Term must be given to Landlord no less than eight (8) months nor more than eleven (11) months prior to the date the Term of the Lease (or the Renewal Term, as the case may be) would otherwise expire. The Tenant's Election shall be binding upon Tenant and shall set forth the name of the Landlord and Tenant, the Lease date, and the Renewal Term dates.

         (ii)     Notwithstanding anything to the contrary set forth in this
Section 3.3, Tenant shall not have the right to exercise an option to renew:

                  a) During the time commencing from the date Landlord gives to Tenant a written notice that Tenant is in default under any provisions of this Lease, and continuing until the default alleged in said notice is cured; or

                  b) In the event that Tenant has been in default under this Lease two more times (whether or not such default is cured); or

                  d) If Tenant does not, at the time a Renewal Term commences, occupy the entire Premises or has sublet any portion of the Premises.

                  The period of time within which the option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the option because of the foregoing provisions and/or restrictions. All rights of Tenant under the provisions of this option shall, at Landlord's election, terminate and be of no further force or effect even after Tenant's due and timely exercise of the option, if after such exercise, but prior to the commencement date of the new term, Tenant defaults under this Lease.

         (iii) In the event Tenant validly exercises its Option to Renew the term of this Lease as herein provided, the Market Terms shall be determined as of the commencement date of the Renewal Term as follows: Commencing within ten
(10) days after Landlord's receipt of Tenant's Election, Landlord and Tenant shall attempt to agree upon the Market Terms for the Premises for the Renewal Term. The parties shall negotiate such terms in good faith. If the parties are unable to agree upon the new Market Terms within thirty (30) days of Tenant's notice to exercise (the "Exercise Notice"), then each party shall appoint an appraiser who is a member of the American Institute of Real Estate Appraisers (an "Appraiser") and has at least five years comparable commercial experience appraising rental properties in the Bellevue, Washington area. If the Appraisers are unable to reach agreement about Market Terms within forty-five (45) days after Tenant's Exercise Notice, then either party by notice to the other may request appointment of a third appraiser (the "Neutral Appraiser") by the American Arbitration Association ("AAA") in accordance with its then prevailing real estate valuation arbitration rules as modified by this Section 3.3. Within twenty days after selection of the Neutral Appraiser, the three appraisers shall simultaneously exchange determinations of Market Terms. If the lowest appraisal is not less than ninety percent (90%) of the highest appraisal, then the three appraisals shall be averaged and the result shall be the Market Terms. If the lowest appraisal is less than ninety percent (90%) of the highest appraisal, then the Market Terms shall be deemed to be the Market Terms set forth in the appraisal submitted by the appraiser appointed by a party that is closest to the appraisal submitted by the Neutral Appraiser. Each party shall bear the expense of retaining its Appraiser. The fees and expenses of the Neutral Appraiser and other expenses of the arbitration shall be borne equally by the parties. The determination of Market Terms under this

Section shall be final and binding on the parties.

         (iv) The Option to Renew is granted for Tenant's personal benefit and may not be assigned or transferred by Tenant, either voluntarily or by operation of law, in any manner whatsoever except to an assignee approved by Landlord. This Option to Renew may not be exercised by a subtenant.

         (v) In the event Tenant timely and properly exercises an Option to Renew, Landlord and Tenant shall within fifteen (15) days after the determination of Market Terms for the Renewal Term, execute an amendment to this Lease extending the Lease Term on the terms and conditions set forth in this
Section 3.3.

                                 ARTICLE 4. RENT

         SECTION 4.1 BASIC RENT. Tenant shall pay to Landlord as minimum rental for the use and occupancy of the Premises the "Basic Rent" as specified in the Lease Summary. Basic Rent shall be payable in Monthly Rent Installments of the amount specified in the Lease Summary, on or before the first day of each month of the Lease Term beginning on the Lease Commencement Date. If the Lease Commencement Date is a date other than the first day of a calendar month, then annual Basic Rent increases, if any, set forth in the Lease Summary shall take effect on the anniversary of the Lease Commencement Date. Basic Rent for any partial year shall be prorated based upon the actual number of months left in such partial year. The Monthly Rent Installment for any partial month shall be prorated based upon the actual number of days in that partial month.

         SECTION 4.2       OPERATING EXPENSES.

                           4.2.1    This is a net Lease. In addition to Basic
Rent, Tenant shall pay, in monthly installments and as "Additional Rent", an amount equal to the "Tenant's Proportionate Share" (as hereinafter defined) of actual "Total Operating Expenses" (as hereinafter defined) for the Building and Project. Notwithstanding that Tenant is not obligated to pay Basic Rent for the first three (3) months of the Term, Tenant shall be obligated to pay Additional Rent commencing on the Commencement Date.

                           4.2.2    "Tenant's Proportionate Share" shall be
computed by dividing the Total Rentable Area of the Premises by the Total Rentable Area of the Building and Total Rentable Area of the Project, as applicable with respect to any particular Operating Expense. Tenant's Proportionate Share upon the Lease Commencement Date for the Premises is as specified in the Lease Summary and is subject to adjustment in accordance with
Section 1.1.

                           4.2.3    "Rentable Area of the Building," "Rentable
Area of the Project" and "Rentable Area of the Premises" are defined as those areas obtained by measuring the Building, Project and Premises using the 1996 BOMA Standard and as may be adjusted from time to time in accordance with
Section 1.1. Tenant's Proportionate Share shall be calculated based upon the Total Rentable Area of the Building with respect to Operating Expenses the benefit of which are shared only with tenants of the Building and based upon the Total Rentable Area of the Project with respect to Operating Expenses the benefit of which are shared by the tenants of the Project.

                           4.2.4    Landlord shall provide Tenant with a written
estimate of Total Operating Expenses for the succeeding year or partial year within thirty (30) days after the Commencement Date or the start of each calendar year, as applicable, during the Lease Term. Tenant shall then pay to Landlord, monthly in advance, one-twelfth (1/12) of Tenant's Proportionate Share of the estimated Total Operating Expenses for the said calendar year. In the event any item of actual Operating Expenses, including without limitation those items identified in subparagraph 4.2.6 below, increases five percent (5%) or more in price or cost over any twelve (12) month period, Landlord shall have the option to increase the estimated payments of Tenant's Proportionate Share of Operating Expenses upon thirty (30) days' written notice from Landlord to Tenant.

                           4.2.5    Within one hundred twenty (120) days after
the end of every calendar year during the Lease Term, Landlord shall provide the Tenant with a written statement of the actual Total Operating Expenses for that calendar year. If the actual Total Operating Expenses should exceed the estimated amount with respect to such calendar year, then Tenant shall pay Landlord the additional amount due to the Landlord within thirty (30) days and, if actual Total Operating Expenses should be less than the estimated Total Operating Expenses for that calendar year, then Landlord shall credit, against future Additional Rent due under this Article, the amount of any overpayment by Tenant.

                           4.2.6    "Operating Expenses" as used herein shall
mean all costs, expenses and other charges incurred by Landlord in connection with the ownership, operation, repair and maintenance of the Project and the Building (including the Premises) as a first class mixed use retail/office building complex in downtown Bellevue, Washington, including but not limited to:

                                    4.2.6.1      Wages, salaries and fringe
benefits of all employees and contractors engaged in the management, operation and maintenance of the Project and/or the Building; employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied against Landlord on those wages and salaries; and the cost to Landlord of disability and hospitalization insurance and pension or retirement benefits for these employees;

                                    4.2.6.2      All supplies and materials used
in the operation and maintenance of the Project and/or the Building;

                                    4.2.6.3      Cost of water and power, and
cost of heating, lighting, air conditioning and ventilating the Building, the Common Areas and the Premises (unless separately metered, in which case Tenant shall pay the actual costs directly to Landlord upon invoice);

                                    4.2.6.4      The electrical costs incurred
in the operation of the mechanical equipment and systems for the Building;

                                    4.2.6.5      Cost of maintenance,
                                                 depreciation and replacement of
machinery, tools and equipment (if owned by Landlord) and for rental paid for such machinery, tools and equipment (if rented) used in connection with the operation or maintenance of the Building;

                                    4.2.6.6      All premiums and deductibles on
policies of compensation, public liability, property damage, automobile, garage keepers, rental loss and any other policies of insurance maintained by Landlord with respect to the Project, Building or any insurable interest therein. Cost of casualty and liability insurance applicable to the Project and/or the Building, the improvements therein, and Landlord's personal property used in connection therewith;

                                    4.2.6.7      Cost of janitorial services,
repairs and general maintenance;

                                    4.2.6.8      Any capital improvements made
or installed (a) to be in compliance with any applicable government statutes, ordinances, regulations or other requirements adopted after the Commencement Date, and (b) to the extent of such savings, for purposes of saving labor or otherwise reducing applicable operating costs amortized over the useful life of such improvements, as determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item;

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

                                    4.2.6.9      Costs in connection with
maintaining and operating any parking areas (including parking garages) owned by the Landlord for use by tenants of the Building and/or Project;

                                    4.2.6.10     All taxes and assessments and
governmental charges whether federal, state, county or municipal and any other taxes and assessments attributable to the Project and/or the Building or its operation, including without limitation real property taxes and assessments and any tax or other levy, however denominated, on or measured by the rental collected by the Landlord with respect to the Building, or on Landlord's business of leasing the Building, but excluding federal and state taxes on income;

                                    4.2.6.11     The cost of maintaining any
transportation management program, public transit system, vanpool, or other public or semi-public transportation imposed upon Landlord's ownership and operation of the Building;

                                    4.2.6.12     Cost of all accounting and
other professional fees incurred in connection with the operation of the Project and/or the Building;

                                    4.2.6.13     A management fee, not to exceed
current market rates, which may be payable to the Landlord;

                                    4.2.6.14     Cost of replacing lamps, bulbs,
starters and ballasts used in the Building, other than specialty lighting or non-building standard lighting, which cost may be billed directly to a tenant.

         Notwithstanding anything to the contrary contained in this Lease, the following items shall be excluded (or, as applicable, deducted) from the calculation of Tenant's Proportionate Share of the Total Operating Expenses: (A) other than insurance deductibles, the cost of repairs or other work occasioned by fire, windstorm or other casualty or loss in excess of the insurance proceeds therefor (or, if Landlord has failed to maintain its insurance, the proceeds that would have been available had Landlord maintained the insurance required to be maintained by Landlord pursuant to this Lease), or by the exercise of eminent domain; (B) rental concessions or lease buy-outs; (C) the costs of renovating or otherwise improving or decorating, painting or redecorating space (exclusive of the Common Areas) for any tenants of the Building or Project, including, without limitation, Tenant; (D) the amounts by which the cost of any work or service performed for any tenant or occupant (other than Tenant) which shall exceed the cost of the standard amount or level of such work or service provided to tenants or occupants of the Building or Project in general; (E) depreciation; (F) overhead or profit paid to Landlord, subsidiaries or affiliates of Landlord, for services on or to the Building, Project or Common Areas if and to the extent the cost therefor exceeds competitive costs for such services in comparable first-class office buildings located within five (5) miles of the Building were they not so rendered by Landlord, or by a subsidiary or affiliate of Landlord;
(G) payments of principal, interest or other payments of any kind on any deeds to secure debt, mortgages, ground or underlying leases, or other hypothecations for security of all or any part of the Building, Project or Common Areas by Landlord; (H) Landlord's general overhead and any other expense not directly related to the maintenance, administration, operation, or management of the Building, Project or Common Areas; (I) all items, services and/or goods for which Tenant or any other tenant, occupant, person or other party reimburses Landlord directly or pays directly to third parties so that Landlord does not receive reimbursement for any item, service and/or good for which Landlord did not pay; (J) advertising and promotional expenses with respect to leasing space in or selling the Building or any portion of the Project; (K) brokerage, legal and professional fees expended by Landlord in connection with negotiating and entering into any tenant leases and any related instruments (including, without limitation, guaranties, surrender agreements, leasing amendments and consents to assignment or subletting) with any tenant of any portion of the Building or Project, and the enforcement of any such instruments; or which are expended or incurred by Landlord in connection with the negotiation and entering of sale, ground lease, financing, partnership or similar transactions pertaining to the Building, Project, or any portion thereof (but excluding maintenance, operation, administration and management transactions), and/or to Landlord or an interest in Landlord, including without limitation, promissory notes, security deeds, mortgages, ground or master leases, purchase and sale agreements, options, and any and all similar and/or related documents, instruments and agreement; (L) estate, inheritance, gift, franchise and income taxes of Landlord (except for any such tax which is levied in lieu of or in substitution for any current tax or future); (M) wages, salaries and other compensation paid to employees of the Landlord at the Building who are at or above the level of regional manager; (N) deleted; (O) all items that would be capitalized under generally accepted accounting principles as of the date hereof except to the extent expressly allowed above; (P) the cost of defending against claims in regard to the existence or release of Hazardous Substances at the Building, Project or Common Areas and costs of any clean-up of any such Hazardous Substances or future designated hazardous materials; (Q) costs and expenses incurred in connection with compliance with or the contesting or settlement of any claimed violation of law or requirements of law if such law is in effect and applicable to the Building, Project or the Common Areas as of the Lease Commencement Date and the Building, Project or the Common Areas (or all) is (are) in violation of such law as of the Lease Commencement Date; (R) interest, penalties or damages incurred by Landlord under any agreement to which Landlord is a party by reason of the default of Landlord (unless such default is due to a valid or commercially reasonable business circumstance); (S) moving expenses incurred in connection with relocating tenants in the Building or Project; (T) the cost of installing, operating and maintaining any specialty service or special facility such as an observatory, broadcasting facilities, cafeteria or dining facility or luncheon club, other than those facilities generally made available to tenants of the Building or Project without costs (specifically including the health club and conference facilities even though there may be a nominal charge for the use of such facilities); (U) deleted; and (V) all other items for which Tenant or any other tenant, occupant or other party compensates Landlord, so that no duplication of payments by Tenant or to Landlord shall occur. Landlord and Tenant shall each from time to time upon request of the other sign a written memorandum confirming the amount of the Additional Rent as adjusted from time to time hereunder.

                           4.2.7    Tenant shall have the right, upon
fulfillment of the conditions set forth below, to conduct one (1) audit of the Landlord's books and records covering the Operating Expenses for a particular calendar year to verify the accuracy of the Landlord's determination of the Tenant's Proportionate Share of such Operating Expenses. The conditions which must be met before Tenant shall have the right to audit the books and records of a particular calendar year are as follows:

                                    4.2.7.1      Tenant must provide Landlord
not less than thirty (30) days' prior written notice of the Tenant's election to audit (the "Tenant's Notice of Audit"), together with the information concerning the auditor as outlined in subsection 4.2.7.4 below, which Tenant's Notice of Audit and information must be delivered to Landlord within sixty (60) days after Tenant's receipt of the Landlord's statement of actual Operating Expenses for a particular calendar year.

                                    4.2.7.2      Tenant's audit must be
undertaken and completed by Tenant or its agents at reasonable times during Landlord's normal business hours at the place where the Landlord's records are kept. Said audit must be completed within one hundred twenty (120) days of Tenant's receipt of the Landlord's statement of Operating Expenses for a particular calendar year.

                                    4.2.7.3      Tenant shall not be entitled to
conduct an audit if Tenant is in default under this Lease at the time Tenant gives its Tenant's Notice of Audit or at the time the Tenant or its agent undertakes the audit.

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

                                    4.2.7.4      At the time the Tenant delivers
its Tenant's Notice of Audit to Landlord, the Tenant shall also provide evidence reasonably acceptable to the Landlord that the audit will be a "fair and true audit." For the purposes hereof, the term "fair and true audit" shall mean that the review of the subject books and records shall be undertaken and completed by the Tenant, its officers or employees, or by an independent accounting firm being paid on an hourly basis and that in no event will the party auditing the books (or that party's employer or principal) directly or indirectly base the compensation or fees for such audit work upon a percentage of the savings found or the return due the Tenant by reason of that audit.

                                    4.2.7.5      The Tenant's rights to audit
the Landlord's books and records shall be strictly limited to the right set forth above and the Tenant shall have no right to audit any of the Landlord's books or records for any calendar year before or after the Lease Term or for any calendar year other than the immediately preceding calendar year as set forth above. All costs and expenses of the audit shall be borne solely by the Tenant.

                                    4.2.7.6      A true and correct copy of the
audit shall be delivered to the Landlord within fifteen (15) days of the completion of such audit if Tenant requests a credit for overpayment. Any overpayment shown by such audit shall be subject to the Landlord's prompt verification and, upon such verification, shall be given to the Tenant as a credit against Operating Expenses next falling due or, if after the expiration of the Term, shall be paid directly to Tenant.

         SECTION 4.3 RENT. The terms "Rent" and "Rental" as used in this Lease shall mean all amounts to be paid hereunder by Tenant whether those sums are designated as Basic Rent or Additional Rent and as adjusted by the terms of this Lease. Failure by Tenant to pay any sum of Rent due under this Article 4 shall entitle Landlord to pursue any or all remedies specified in this Lease as well as remedies specified in RCW Chapter 59.12 or otherwise allowed by law.

         SECTION 4.4 PLACE OF PAYMENT. All Rent shall be paid to the Landlord on or before the first day of each calendar month at the address to which notices to Landlord are to be given. All Rental payments to be made hereunder, whether Basic Rent, or Additional Rent or otherwise, are to be made, except as otherwise set forth in this Lease, without deduction, setoff, prior notice or demand by Landlord.

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

                  ARTICLE 5. SECURITY DEPOSIT AND PREPAID RENT

         SECTION 5.1 SECURITY DEPOSIT. Contemporaneously with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum set forth as the Security Deposit in the Lease Summary as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, the repair of damage to the Premises caused by Tenant and/or cleaning the Premises upon termination of this Lease, Landlord may use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default, the repair of such damage to the Premises, the cost of cleaning or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. If any portion of said Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep Tenant's Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within ten (10) days after the expiration of the Lease Term.

         SECTION 5.2 PREPAID RENT. Contemporaneously with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum set forth as Prepaid Rent in the Lease Summary to be applied to Basic Rent for the month during the Term hereof as specified in the Lease Summary. In the event Tenant defaults under the terms of this Lease prior to the application of the Prepaid Rent, such sums shall be held as a Security Deposit to be disposed of in accordance with Section 5.1 above.

                                ARTICLE 6. TAXES

         SECTION 6.1 PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all license fees, public charges, property taxes and assessments on the furniture, fixtures, equipment and other property of or being used by Tenant at any time situated on or installed in the Premises.

         SECTION 6.2 BUSINESS TAXES. Tenant shall pay before delinquency all taxes and assessments or license fees levied, assessed or imposed by law or ordinance, by reason of the use of the Premises for the specific purposes set forth in this Lease.

                 ARTICLE 7. MAINTENANCE, REPAIRS AND ALTERATIONS

         SECTION 7.1 LANDLORD'S AND TENANT'S IMPROVEMENTS. Landlord and Tenant shall, each at its own expense, complete and install in a good and workmanlike manner within the Premises those items specified as the "Landlord's Work" and "Tenant's Work", respectively, on Exhibit C attached hereto.

         SECTION 7.2 SERVICES TO BE FURNISHED BY LANDLORD. Subject to reimbursement pursuant to Section 4.2 above, Landlord shall provide the following services during standard hours of operation of the Building. These standard hours of operation are 6 a.m. to 6 p.m., Monday through Friday, and 8 a.m. to 1 p.m., on Saturdays.

                           7.2.1    Public utilities shall be caused to furnish
the Premises with electricity and water utilized in operating any and all facilities serving the Premises 24 hours a day (except for temporary interruptions for testing, repairs, etc., or reasons beyond the control of Landlord);

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

                           7.2.2    Hot and cold water at those points of supply
provided for general use of other tenants in the Building, central heat and air conditioning in season, at such times as Landlord normally furnishes these services to other tenants in the Building and at temperatures and in amounts as are considered by Landlord to be standard, but this service at times during the weekdays at other than standard hours of operation for the Project, on Saturday afternoons, Sundays and holidays shall be furnished only upon request of Tenant, who shall bear the entire costs thereof. Except for temporary interruptions for testing, repairs, etc., and except for interruptions which are beyond the control of Landlord, HVAC service will be available 24 hours a day;

                           7.2.3    Routine maintenance, painting and electric
lighting service for all Common Areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be standard and consistent with the operation and maintenance of the Building as a first-class office building in downtown Bellevue;

                           7.2.4    Janitorial service on a five (5) day week
basis, excluding Fridays, Saturdays, and legal holidays;

                           7.2.5    Electrical facilities to provide sufficient
power for typewriters, personal computers and other small office machines of similar low electrical consumption, but not including electricity required for electronic data processing equipment, special lighting in excess of building standard, and any other item of electrical equipment which (itself) consumes more than .5 kilowatts per hour at rated capacity or requires a voltage other than 120 volts single phase per square foot (24 hours per day except for temporary interruptions for repairs or for other reasons beyond the control of Landlord). If any electrical equipment installed in the Premises requires air conditioning capacity above that provided by the building standard system, then the additional air conditioning installation and corresponding operating costs will be the separate obligation of the Tenant; and

                           7.2.6    Tenant acknowledges and agrees that, while
Landlord may in its sole and absolute discretion engage security personnel to patrol the Building or the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project. Tenant hereby agrees to the exercise by Landlord, within its reasonable discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord, and the resulting interruption of service and cessation of Tenant's business, if any, shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for any resulting damages or relieve Tenant from Tenant's obligations under this Lease.

In the event Tenant desires any of the aforementioned services in amounts in excess of those deemed by Landlord to be "standard", Tenant shall pay Landlord as Additional Rent hereunder the cost of providing these additional services. Failure by Landlord to any extent to furnish any of the above services, or any cessation thereof, resulting from causes beyond the control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor shall that event be construed as an eviction of Tenant, nor result in an abatement of Rent, nor relieve Tenant from any of Tenant's obligations hereunder (including, but not limited to, the payment of Rent). Should any of the equipment or machinery utilized in supplying the services listed herein for any cause cease to function properly, Landlord shall use reasonable diligence to repair that equipment or machinery promptly, but Tenant shall have no right to terminate this Lease, and shall have no claim for a reduction, abatement or rebate of Rent or damages on account of any interruption in service occasioned thereby or resulting therefrom.

         SECTION 7.3 TENANT'S MAINTENANCE AND REPAIRS. Tenant shall be obligated to maintain and to make all repairs, replacements or additions of any kind whatsoever to all personal property located within the Premises and to all trade fixtures, furnishings and carpet located within the Premises. Tenant also shall be responsible for maintaining and replacing all specialty lamps, bulbs, starters and ballasts, and for all non-structural repairs, maintenance, and replacements related to the decks attached to the Premises and which serve exclusively the Premises. If a cooling system is installed which serves exclusively the Premises or any portion thereof, such system shall be maintained, repaired and replaced by Tenant at Tenant's expense and Tenant shall contract with a contractor approved by Landlord for the annual maintenance of such system and provide proof of such maintenance to Landlord upon Landlord's request.

         SECTION 7.4 TENANT'S ALTERATIONS. Subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed, Tenant may make, at its expense, additional improvements or alterations to the Premises which it may deem necessary or desirable ("Alterations"). Landlord's approval to any Alterations may be withheld in Landlord's sole discretion if such Alterations require any other alteration, addition, or improvement to be performed or made to any structural portion of the Building, any of the Building systems, or any portion of the Building other than the Premises, or if such Alterations do not conform to Landlord's Building Standard Specifications attached hereto as Exhibit C-1. Any Alterations by Tenant shall be done at Tenant's sole cost and expense and in compliance with all applicable laws, rules, and regulations (including, without limitation, the Americans with Disabilities Act of 1990 (the "ADA") and Landlord's reasonable construction rules and regulations) and in conformity with plans and specifications approved by Landlord. Landlord shall have the right, in Landlord's sole discretion, to contract directly with Landlord's contractor for the installation of the Alterations. If Landlord contracts directly for the installation of the Alterations, (1) Tenant shall reimburse Landlord for the costs of installation, as Additional Rent, within ten (10) days of Tenant's receipt of an invoice for such costs and/or, at Landlord's election, Tenant shall deposit with Landlord prior to the commencement of installation of the Alterations up to 100% of the estimated costs of installation, which Landlord shall apply toward such costs upon completion of the Alterations, and (2) Tenant shall pay Landlord a construction management fee equal to four percent (4%) of the total cost of designing and installing the Alterations, inclusive of taxes, permit fees, design fees, and construction fees. If Landlord does not elect to contract directly for the installation of the Alterations, such Alterations shall be performed by a licensed contractor approved by Landlord; provided, however, Landlord's consent to any Alterations, or Landlord's approval of plans and specifications for such Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations (including, without limitation, the ADA). If requested by Landlord, Tenant shall post a bond or other security satisfactory to Landlord to protect Landlord against liens arising from work performed for Tenant. All work performed shall be done in a workmanlike manner and with materials of the quality and appearance as exist throughout the Building. Tenant may, at the time of requesting Landlord's consent to Alterations, further request in writing that Landlord elect, at the time of granting consent, whether such Alterations must be removed upon termination of the Lease. If Tenant so requests, Landlord shall make such election at the time of granting consent to the Alterations. Failure of Landlord to respond to Tenant's request shall be deemed an election that the Alterations need not be removed on termination of this Lease. Except for the Alterations that Tenant is entitled to leave as provided above, Landlord may require Tenant to remove and restore any Alterations on the termination of this Lease in accordance with
Section 13.2 below. Within thirty (30) calendar days following the completion of any Alterations, Tenant shall cause to be prepared and delivered to Landlord, at Tenant's expense, updated "as-built" drawings showing the Premises with the new Alterations.

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

         SECTION 7.5 LIENS. Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, material furnished, or obligations incurred by Tenant. If Tenant disputes the correctness or validity of any claim of lien, Tenant shall, within ten (10) days after written request by Landlord, post or provide security in a form and amount acceptable to Landlord to insure that title to the Project remains free from the lien claimed.

                              ARTICLE 8. INSURANCE

         SECTION 8.1 USE; RATE. Tenant shall not do anything in or about the Premises which will in any way tend to increase insurance rates paid by Landlord on policies of liability or casualty insurance maintained with respect to the Building and/or Project. In no event shall Tenant carry on any activities which would invalidate any insurance coverage maintained by Landlord.

         SECTION 8.2 LIABILITY INSURANCE. Tenant shall during the Lease Term, at its sole expense, maintain in full force a policy or policies of commercial general liability insurance issued by one or more insurance carriers, insuring against liability for injury to or death of persons and loss of or damage to property occurring in or on the Premises and any portion of the Common Area which is subject to Tenant's exclusive control. Said liability insurance shall be in an amount not less than Two Million Dollars ($2,000,000.00) combined single limit for bodily and personal injury and property damage per occurrence and not less than Three Million Dollars ($3,000,000.00) in the aggregate.

         SECTION 8.3 WORKER'S COMPENSATION INSURANCE. Tenant shall at all times maintain Worker's Compensation Insurance in compliance with Washington law.

         SECTION 8.4 CASUALTY INSURANCE. Tenant shall pay for and shall maintain in full force and effect during the Term of this Lease a standard form policy or policies of property and all-risk coverage with an extended coverage endorsement covering all interior glass, whether plate or otherwise, trade fixtures, equipment, and other personal property located in the Premises and used by Tenant in connection with its business.

         SECTION 8.5 COMPLIANCE WITH REGULATIONS. Tenant shall, at its own expense, comply with all requirements, including installation of fire extinguishers, or automatic dry chemical extinguishing systems, required by insurance underwriters or any governmental authority having jurisdiction thereover, necessary for the maintenance of reasonable fire and extended insurance for the Premises and/or Building.

         SECTION 8.6 WAIVER OF SUBROGATION. Any property and all-risk coverage insurance carried by Landlord or Tenant insuring, in whole or in part, the Building and/or the Premises, including improvements, alterations and changes in and to the Premises made by either of them, and Tenant's trade fixtures therein shall be written in such a manner as to permit the waiver of rights of subrogation prior to loss by either party against the other in connection with loss or damage covered by the policies involved. So long as the policy or policies can be so written and maintained in effect, neither Landlord nor Tenant shall be liable to the other for any such loss or damage. Either party shall, upon request by the other party, furnish such other party evidence of its compliance with this Section 8.6.

         SECTION 8.7       GENERAL REQUIREMENTS.

                           8.7.1    All policies of insurance required to be
carried hereunder by Tenant shall be written by companies licensed to do business in Washington and which have A.M. Best rating of not less than A:VIII or better in the "Best's Key Rating Guide". Tenant shall, when requested by Landlord, furnish Landlord with a certificate evidencing insurance required to be maintained by Tenant pursuant to this Article 8 and shall satisfy Landlord that each such policy is in full force and effect.

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

                           8.7.2    The commercial general liability insurance
required to be carried under Section 8.2 above shall be primary and non-contributing with the insurance carried by Landlord.

                           8.7.3    Each policy required under Sections 8.2 and
8.4 shall expressly include, severally and not collectively, as named or additionally named insured thereunder, the Landlord, Landlord's property manager, and any person or firm designated by the Landlord and having an insurable interest thereunder, hereinafter called "Additional Insured," as their respective interests may appear.

                           8.7.4    All insurance policies maintained by Tenant
shall not be subject to cancellation in coverage except upon at least thirty
(30) days' prior written notice to Landlord. The policies of insurance or duly executed Accord Form 27, Evidence of Property Insurance Forms evidencing such policies, together with satisfactory evidence of the payment of premiums thereon, shall be deposited with Landlord on the Lease Commencement Date and not less than thirty (30) days prior to the expiration of the term of such coverage.

                           8.7.5    If the Tenant fails to procure and maintain
insurance as required by this Article 8, the Landlord may obtain such insurance and keep it in effect, and the Tenant shall pay to Landlord the premium cost thereof, upon demand and as Additional Rent, with interest as provided in
Section 21.7 below from the date of payment by the Landlord to the date of repayment by the Tenant.

                           8.7.6    The limits of any insurance maintained by
Tenant pursuant to this Article 8 shall in no way limit the liability of Tenant under this Lease.

         SECTION 8.8 BLANKET INSURANCE. The Tenant may fulfill its insurance obligations hereunder by maintaining a so-called "blanket" policy or policies of insurance in a form that provides by specific endorsement coverage not less than that which is required hereunder for the particular property or interest referred to herein; provided, however, that the coverage required by this Article 8 will not be reduced or diminished by reason of use of such blanket policy of insurance.

                     ARTICLE 9. DESTRUCTION AND CONDEMNATION

         SECTION 9.1       TOTAL OR PARTIAL DESTRUCTION.

                           9.1.1    In the event the Building and/or the
Premises is damaged by fire or other perils covered by Landlord's insurance, Landlord shall:

                                    9.1.1.1      In the event of total
destruction, at Landlord's option, as soon as reasonably possible thereafter, commence repair, reconstruction and restoration of the Building and/or the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or within sixty (60) days after the discovery of such damage, elect not to so repair, reconstruct or restore the Building and/or the Premises, in which event this Lease shall terminate. In either event, Landlord shall give Tenant written notice of its intention within said sixty (60) day period. In the event Landlord elects not to restore the building, and/or the Premises, this Lease shall be deemed to have terminated as of the date of the discovery of such total destruction.

                                    9.1.1.2      In the event of partial
destruction of the Building and/or the Premises, to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof, and if the damage thereto is such that the Building and/or the Premises may be repaired, reconstructed or restored within a period of ninety (90) days from the date of the discovery of such casualty, and if Landlord will receive insurance proceeds sufficient to cover the cost of such repairs, then Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration shall require a period longer than ninety (90) days or exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs, then Landlord either may elect to so repair, reconstruct or restore and the Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore and the Lease shall then terminate. The foregoing is subject to the following: Landlord shall, within thirty (30) days after any casualty, provide Tenant with the reasonable estimate of the time to restore the Premises. If that estimate is more than one-hundred-eighty (180) days of the casualty event, or if Landlord actually takes more than one hundred eighty (180) days after the casualty event to restore, then Tenant may terminate the Lease by written notice to Landlord. In each case, such notice shall be given within ten
(10) days of receiving Landlord's estimate or, if applicable, within ten (10) days following the expiration of the 180 day period. Under any of the conditions of this Section 9.1.1.2, Landlord shall give written notice to Tenant of its intention within sixty (60) days after Landlord's discovery of such partial destruction. In the event Landlord elects not to restore the Building and/or the Premises, this Lease shall be deemed to have terminated as of the date possession of the Premises is surrendered to Landlord.

                           9.1.2    Upon any termination of this Lease under any
of the provisions of this Section 9.1, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have therefore accrued and are then unpaid.

                           9.1.3    In the event of repair, reconstruction and
restoration by Landlord as herein provided, the Rent payable under this Lease shall be abated proportionately with the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration; provided that there shall be no abatement of Rent if such damage is the result of Tenant's intentional wrongdoing. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Section 9.1. Notwithstanding anything to the contrary contained in this Section 9.1, if Landlord is delayed or prevented from repairing or restoring the damaged Premises within one (1) year after the discovery of such damage or destruction by reason of acts of God, war, governmental restrictions, inability to procure the necessary labor or materials, or other cause beyond the control of Landlord, Landlord, at its option, may terminate this Lease, whereupon Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligations under this Lease as of the end of said one year period.

                           9.1.4    If damage is due to any cause other than
fire or other peril covered by extended coverage insurance, Landlord may elect to terminate this Lease.

                           9.1.5    If Landlord is obligated to or elects to
repair or restore as herein provided, Landlord shall be obligated to make repair or restoration only of those portions of the Building and the Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant.

                           9.1.6    Notwithstanding anything to the contrary
contained in this Section 9.1, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Section 9.1 is discovered during the last twelve
(12) months of the Term of this Lease or any extension hereof.

                           9.1.7    Landlord and Tenant hereby waive the
provisions of any statutes or court

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

decisions which relate to the abatement or termination of leases when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

         SECTION 9.2 CONDEMNATION. If the whole of the Building or the Premises, or such portion thereof as shall be required for its reasonable use, shall be taken by virtue of any condemnation or eminent domain proceeding, this Lease shall automatically terminate as of the date of the condemnation, or as of the date possession is taken by the condemning authority, whichever is later. Current Rent shall be apportioned as of the date of the termination. In case of a taking of a part of the Premises or a part of the Building not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rental shall be equitably reduced based upon the proportion by which the Rentable Area of the Premises is reduced. This Rent reduction shall be effective on the date of the partial taking. No award, settlement in lieu of an award, or any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award or settlement in lieu of an award which may be made in the taking or condemnation proceeding, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided that nothing herein shall prevent Tenant from making a separate claim against the condemning authority for the taking of Tenant's personal property and/or moving costs so long as such claim in no way affects the award to be received by Landlord.

         SECTION 9.3 SALE UNDER THREAT OF CONDEMNATION. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed to be a taking under the power of eminent domain for all purposes under this
Article 9.

                        ARTICLE 10. INDEMNITY AND WAIVER

         SECTION 10.1      INDEMNITY.

                           10.1.1   Tenant, as a material part of the
consideration to be rendered to Landlord, and subject to subsection 10.1.2 below, hereby agrees to defend, indemnify, and hold Landlord harmless against any and all claims, costs, and liabilities, including reasonable attorneys' fees and costs (including costs and fees associated with any lawsuit or appeal), arising by reason of any injury or claim of injury to person or property, of any nature and howsoever caused, arising out of the use, occupation and/or control of the Premises, or from any breach of the terms of this Lease, or any violation of any governmental or insurance requirements by Tenant, its sublessees, assignees, invitees, agents, employees, contractors, or licensees, except and to the extent as may arise out of the willful or negligent acts of Landlord or Landlord's agents, employees or contractors. Landlord, as a material part of the consideration to be rendered to Landlord, hereby agrees to defend, indemnify, and hold Tenant harmless against any and all claims, costs, and liabilities, including reasonable attorneys' fees and costs (including costs and fees associated with any lawsuit or appeal), arising by reason of any injury or claim of injury to person or property, of any nature and howsoever caused, arising out of any breach of the terms of this Lease by Landlord, or any violation of any governmental or insurance requirements by Landlord, its sublessees, assignees, agents, employees, or contractors, except and to the extent as may arise out of the willful or negligent acts of Tenant or Tenant's agents, employees or contractors

                           10.1.2   In the event of concurrent negligence of
Tenant, its sublessees, assignees, invitees, agents, employees, contractors, or licensees on the one hand, and that of Landlord, its agents, employees, or contractors on the other hand, which concurrent negligence results in injury or damage to persons or property of any nature and howsoever caused, and relates to the construction, alteration, repair, addition to, subtraction from, improvement to or maintenance of the Premises, Common Areas, or Building, Tenant's obligation to indemnify Landlord as set forth in this Section 10.1 shall be limited to the extent of Tenant's negligence, and that of Tenant's sublessees, assignees, invitees, agents, employees,

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

contractors or licensees, including Tenant's proportional share of costs, attorneys' fees and expenses incurred in connection with any claim, action or proceeding brought with respect to such injury or damage. TENANT AGREES THAT IT WILL NOT ASSERT ITS INDUSTRIAL INSURANCE IMMUNITY IF SUCH ASSERTION WOULD BE INCONSISTENT WITH LANDLORD'S RIGHT TO INDEMNIFICATION FROM TENANT PURSUANT TO THIS SECTION 10.1. THE PARTIES AGREE THAT THIS PROVISION WAS MUTUALLY NEGOTIATED.

         SECTION 10.2 WAIVER. All property kept, stored or maintained on the Premises shall be so kept, stored or maintained at the sole risk of Tenant. Except in the case of Landlord's negligence or willful misconduct, Landlord shall not be liable, and Tenant waives all claims against Landlord, for damages to persons or property sustained by Tenant or by any other person or firm resulting from the Building or by reason of the Premises or any equipment located therein becoming out of repair, or through the acts or omissions of any persons present in the Building (including the Common Areas) or renting or occupying any part of the Building (including the Common Areas), or for loss or damage resulting to Tenant or its property from burst, stopped or leaking sewers, pipes, conduits, or plumbing fixtures, or for interruption of any utility services, or from any failure of or defect in any electric line, circuit, or facility, or any other type of improvement or service on or furnished to the Premises or the Common Areas or resulting from any accident in, on, or about the Premises or the Common Areas.

                               ARTICLE 11. DELAYS

         SECTION 11.1 DELAYS. If either party is delayed in the performance of any covenant of this Lease because of any of the following causes (referred to as "Force Majuere"): acts of the other party, action of the elements, war, riot, acts of terrorism, labor disputes, inability to procure or general shortage of labor or materials in the normal channels of trade, delay in transportation, delay in inspections, government actions, or any other cause beyond the reasonable control of the party so obligated, whether similar or dissimilar to the foregoing, financial inability excepted, then that performance shall be excused for the period of the delay but shall in no way affect Tenant's obligation to pay Rent or the length of the Lease Term.

                 ARTICLE 12. ASSIGNMENT, SUBLEASE AND SUCCESSION

         SECTION 12.1 CONSENT REQUIRED. Tenant shall neither assign this Lease or any interest herein, nor sublet, license, grant any concession, or otherwise give permission to anyone other than Tenant to use or occupy all or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided that (i) Tenant is not then in default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a default hereunder, and (ii) Tenant has not previously assigned or transferred this Lease or any interest herein or subleased the Premises or any part thereof, it being understood that subsubleasing or multiple assignments of this Lease shall be prohibited.

         When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and prior financial statements for the proposed assignee or subtenant, which financial statements shall be audited to the extent available and shall in any event be prepared in accordance with generally accepted accounting principles. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to
(1) recapture the Premises in accordance with subsection 12.4 below, (2) consent to the proposed assignment or sublease, or (3) refuse its consent to the proposed assignment or sublease. In any event, Landlord may withhold its consent to any

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

assignment or sublease, if (i) the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of any other lease which restricts the use to which any space in the Building or the Project may be put, (ii) the portion of the Premises proposed to be sublet is irregular in shape and/or does not permit safe or otherwise appropriate means of ingress and egress, or does not comply with governmental safety and other codes, (iii) the proposed sublessee or assignee is either a governmental agency or instrumentality thereof; (iv) the proposed sublessee or assignee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed sublessee or assignee, either (x) occupies space in the Project at the time of the request for consent, or (y) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date Landlord receives Tenant's request for consent, to lease space in the Project. Anything contained in this Article 12 to the contrary notwithstanding, Landlord's consent is not required, but Tenant shall still provide advance written notice to Landlord with respect to, an assignment of this Lease, or a subletting of all or part of the Premises, to
(a) the parent of Tenant or to a wholly-owned subsidiary of Tenant or of such parent, (b) any corporation or other entity into which or with which Tenant may be merged or consolidated (provided that the financial condition of Tenant is not materially adversely affected by such merger or consolidation) or which may acquire all of the stock or beneficial interests of Tenant, (c) any entity to which Tenant sells all or substantially all of its assets, provided that such entity expressly assumes all of Tenant's obligations hereunder, or (d) a subletting to an entity with which Tenant is engaged in a joint venture or a joint teaching program (all of the above being referred to as a "Permitted Transfer"). Transfer of all or any portion of the ownership of stock in Tenant shall not be deemed an assignment of this Lease (i) if such transfer is less than fifty percent (50%) of the issued and outstanding stock of Tenant or (ii) if such transfer is made (x) pursuant to or in connection with an initial public offering or any subsequent offering of the stock of Tenant, or (y) once the stock of Tenant is publicly traded on a recognized public stock exchange.

         SECTION 12.2 GENERAL CONDITIONS. If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the excess, if any, of (1) the consideration (including rent and any additional rent) payable by the assignee or sublessee to Tenant, without deduction of any costs incurred in connection with such assignment or subletting including, without limitation, leasing commissions, tenant improvement costs, or attorneys fees, if any, incurred by Tenant in connection with such assignment or sublease regardless of whether or not Tenant ever occupied the Premises prior to such assignment or sublease; minus (2) Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease. If such consideration is received by Tenant in one or more lump sums, Landlord may elect to require Tenant to pay such consideration to Landlord in equal monthly installments over the term of the sublease or assignment, as the case may be. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended or terminated without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. In the event of any assignment or sublease; Tenant shall remain primarily liable on its covenants hereunder unless released in writing by Landlord. In the event of any assignment or sublease, the assignee or sublessee shall agree in writing to perform and be bound by all of the covenants of this Lease required to be performed by Tenant. Within ten (10) days after Landlord's request, Tenant shall pay Landlord a reasonable fee for each assignment or sublease it is requested to approve based on Landlord's time spent reviewing the proposed assignment or sublease or a termination or assignment thereof (whether or not an assignment or sublease is actually consummated) together with third party fees (including, without limitation, the fees of Landlord's counsel, architect, and other consultants), incurred in connection with Landlord's review and processing of documents regarding any proposed assignment or sublease. Notwithstanding anything in this Lease to the contrary, in the event Landlord consents to an assignment or subletting by Tenant in accordance with the terms of this Section, Tenant's assignee or subtenant shall have no right to further assign this Lease or any interest therein or thereunder or to further sublease all or any portion of the Premises. In furtherance of the foregoing, Tenant acknowledges and agrees on behalf of itself and any assignee or subtenant claiming under it (and any such assignee or subtenant by accepting such assignment or sublease shall be deemed to acknowledge and agree) that no sub-subleases or further assignments of this Lease shall be permitted at any time.

         SECTION 12.3 SUCCESSION. Subject to any limitations on assignment and subletting set forth herein, all the terms and provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         SECTION 12.4 RIGHT OF RECAPTURE. Notwithstanding any provisions of this Article 12 to the contrary, after the Landlord receives a request from Tenant to consent to either an assignment or sublease of all or more than twenty-five percent (25%) of the Premises for a term exceeding six (6) months, Landlord shall have the option, to be exercised by written notice within thirty
(30) days after the receipt of such request, to terminate this Lease and the Term hereof with respect to the portion of the Premises being subleased or assigned on a date specified in Landlord's termination notice provided, however, such date, at Landlord's option, shall either be (i) not less than ninety (90) days following Landlord's notice to the Tenant, or (ii) the proposed effective date of the sublease or assignment. If the Landlord elects to terminate this Lease as aforesaid, the Tenant shall have the right, to be exercised by written notice to the Landlord within ten (10) days after receipt of such notice of termination, to withdraw the request for consent to the proposed assignment or sublease, in which case the Tenant shall not proceed with such assignment or sublease, the notice of termination shall be null and void and this Lease shall continue in full force and effect in accordance with its terms.

                       ARTICLE 13. SURRENDER OF POSSESSION

         SECTION 13.1 SURRENDER. At the expiration of the Lease created hereunder, whether by lapse of time or otherwise, Tenant shall surrender the Premises to Landlord.

         SECTION 13.2 CONDITION AT TIME OF SURRENDER. Furnishings, trade fixtures and equipment including but not limited to voice and data cabling and other telecommunications equipment installed by Tenant shall be the property of Tenant. Upon termination of this Lease, Tenant shall remove any such property. Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises and/or Common Areas resulting from the installation or removal of Tenant's property, and Tenant shall deliver the Premises to Landlord in clean and good condition, except for reasonable wear and tear and damage by casualty.

                            ARTICLE 14. HOLDING OVER

         SECTION 14.1 HOLDING OVER. This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant without the express written consent of Landlord shall not constitute the renewal or extension of this Lease or give Tenant any rights in or to the Premises. In the event of such a holding over by Tenant without the express written consent of Landlord, the monthly Rent payments to be paid by Tenant shall be subject to increase at the sole discretion of Landlord in an amount equal to the greater of one hundred twenty-five percent (125%) of the fair market rental value for the Premises as determined by Landlord or one hundred fifty percent (150%) of the Basic Rent last due in this Lease, plus Additional Rent and parking charges at Landlord's current market rates; provided, however, no payment of such increased Rental by Tenant shall be deemed to extend or renew the Term of this Lease, and such Rental payments shall be fixed by Landlord only to establish the amount of liability for payment of Rent on the part of Tenant during such period of holding over. In the event Landlord shall give its express written consent to Tenant to occupy the Premises beyond the expiration of the Term, that occupancy shall be construed to be a month-to-month tenancy upon all the same terms and conditions as set forth herein unless modified by Landlord in such written consent; provided that Rent charged during any period of holding over shall be as stated above.

                          ARTICLE 15. ENTRY BY LANDLORD

         SECTION 15.1 ENTRY BY LANDLORD. Landlord reserves, and shall at any and all times have, upon at least 24 hours prior notice (except for routine maintenance and cleaning and except in the case of an emergency), the right to enter the Premises during business hours to inspect the same, to show the Premises to prospective purchasers or lessees, to post notices of nonresponsibility, to repair the Premises and any portion of the Building that Landlord may deem necessary or desirable, without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed; provided, that the entrance to the Premises shall not be blocked unreasonably thereby and, provided, further that the business of the Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages, injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord's exercise of its rights pursuant to this Section 15.1, except and to the extent any such damage, injury or interference results from the negligence of Landlord. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors to or in the Premises in an emergency, in order to obtain entry to the Premises without liability to Tenant. Any entry to the Premises obtained by Landlord by any of these means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

         SECTION 15.2 FAILURE TO SURRENDER. If Tenant fails to surrender the Premises upon the expiration or termination of this Lease, Tenant shall indemnify and hold Landlord harmless from loss and liability resulting from that failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant.

                            ARTICLE 16. SUBORDINATION

         SECTION 16.1 LEASE SUBORDINATE TO MORTGAGES. This Lease shall automatically be subordinate to any existing mortgages or deeds of trust which affect the Project, the Building and/or the Premises; to any first mortgages or deeds of trust hereafter affecting the Project, the Building and/or the Premises, and to all renewals, modifications, consolidations, replacements or extensions thereof. This provision shall be self-operative and no further instrument of subordination shall be required by any existing or first mortgagee or beneficiary of a deed of trust; provided, that Tenant shall have the continued enjoyment of the Premises free from any disturbance or interruption by any existing or first mortgagee or beneficiary of a deed of trust, or any purchaser at a foreclosure or private sale of the Project as a result of Landlord's default under a mortgage or deed of trust, so long as Tenant is not then in default under the terms and conditions of this Lease. In the event of the foreclosure of a deed of trust or mortgage affecting the Project, judicially or nonjudicially, or if title to the Project is conveyed by deed in lieu of foreclosure, Tenant agrees to attorn to and accept the purchaser(s) at the foreclosure sale(s) conducted pursuant to the deed of trust or mortgage or the grantee(s) in such deed(s) in lieu of foreclosure and his or its (or their) heirs, legal representatives, successors and assigns as Landlord under this Lease for the balance then remaining of the term hereof, subject to all terms and conditions of this Lease. Tenant shall, within ten (10) days of presentation, acknowledge and deliver to Landlord a subordination or non-disturbance agreement to carry out the provisions of this Article.

         SECTION 16.2 ESTOPPEL CERTIFICATES. Each party shall, from time to time, upon written request of the other, execute, acknowledge and deliver to the other or its designee a written statement specifying the following, subject to any modifications necessary to make such statements true and complete: (i) the date the Lease Term commenced and the date it expires; (ii) the amount of minimum monthly Base Rent and additional Rent, and the date to which such Rent has been paid; (iii) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way; (iv) that this Lease represents the entire agreement between the parties; (v) that all conditions under this Lease to be performed by Landlord or Tenant have been satisfied; (vi) that there are no existing claims, defenses or offsets that the Tenant has against the enforcement of this Lease by Landlord; (vii) that no Rent has been paid more than one month in advance; and (viii) that no security has been deposited with Landlord (or, if so, the amount thereof). Any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord's interest or assignee of any mortgage or new mortgagee of Landlord's interest in the Premises-and any lender to or assignee or sublessee of Tenant. If the party to whom a request is made shall fail to respond within ten (10) days of receipt of a written request by the other as herein provided, the party to whom the request is made shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information set forth in the form provided by the requesting party. If Tenant shall fail to provide such certificate within ten
(10) days of receipt by Tenant of a written request by Landlord as herein provided, such failure shall, at Landlord's election, constitute a material default under this Lease (without the requirement of any additional notice of default).

                         ARTICLE 17. DEFAULT AND REMEDY

         SECTION 17.1 EVENTS OF TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a material default in breach of this Lease by Tenant:

                  17.1.1   Vacation or abandonment of the Premises;

                  17.1.2 Failure by Tenant to make any payment required as and when due, where that failure shall continue for a period of five (5) calendar days after Landlord gives written notice to Tenant of that failure;

                  17.1.3 Failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease, other than making any payment when due, where that failure shall continue for a period of thirty (30) calendar days after Landlord gives written notice to Tenant of that failure or if such failure is not reasonably capable of being cured within such thirty (30) day period, Tenant shall not be in default unless Tenant has failed to commence the cure and diligently pursue the cure to completion; and

                  17.1.4 Making by Tenant of any general assignment or general arrangement for the benefit of creditors; the filing by or against Tenant of a petition in bankruptcy, including reorganization or arrangement, unless, in the case of a petition filed against Tenant, the petition is dismissed within sixty
(60) calendar days; or the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease.

         SECTION 17.2 REMEDIES. In the event of any breach or default by Tenant under the terms or provisions of this Lease, Landlord, in addition to any other rights or remedies that it may have, shall have the immediate right of reentry. Should Landlord elect to reenter or take possession of the Premises, it may either terminate this Lease, or from time to time, without terminating this Lease, relet the Premises or any part thereof for the account and in the name of the Tenant or otherwise, for any term or terms and conditions as Landlord in its sole discretion may deem advisable, with the right to complete construction of or make alterations and repairs to the Premises and/or improvements installed by Tenant. Tenant shall pay to Landlord in the event of reletting, as soon as ascertained, the costs and expenses incurred by Landlord in the reletting, completion of construction, or in making any alterations and repairs. Rentals received by Landlord from any reletting shall be applied: first, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to Landlord; second, to the payment of Rent due and unpaid hereunder and to any other payments required to be made by the Tenant hereunder; and the residue, if any, shall be held by Landlord as payment of future Rent or damages in the event of termination as the same may become due and payable hereunder; and the balance, if any, at the end of the Term of this Lease shall be paid to Tenant. Should rental received from time to time from the reletting during any month be a lesser Rental than herein agreed to by Tenant, the Tenant shall pay the deficiency to Landlord. The Tenant shall pay the deficiency each month as the amount thereof is ascertained by the Landlord. Notwithstanding the foregoing, Landlord shall also have the right upon Tenant's default to terminate this Lease, accelerate all Rental payments due under this Lease for the remaining Term hereof, or if Tenant has been granted an option to extend and that option has been exercised, for the remainder of the option term, and shall be entitled to recover from Tenant the total amount of unpaid Rent together with all past due Rent and any other payment due hereunder, less the amount which is established to be the reasonable rental value of the Premises for the remaining Term, after taking into consideration normal duration of vacancy periods, tenant improvement costs and Landlord's reasonably anticipated costs of reletting the Premises.

         SECTION 17.3 RELETTING. No reletting of the Premises by Landlord permitted under Section 17.2 shall be construed as an election on Landlord's part to terminate this Lease unless a notice of Landlord's intention to terminate is given to Tenant, or unless the termination of the Lease, is decreed by a court of competent jurisdiction. In the event of reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for a previous breach, provided it has not been cured. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it may recover from Tenant all damages it may incur by reason of that breach.

         SECTION 17.4 DEFAULT OF LANDLORD. Landlord shall not be in default unless Landlord fails to perform its obligations under this Lease within thirty
(30) calendar days after written notice by Tenant, or if such failure is not reasonably capable of being cured within such thirty (30) day period, Landlord shall not be in default unless Landlord has failed to commence the cure and diligently pursue the cure to completion.

         SECTION 17.5 NON-WAIVER. Failure by Landlord to take action or declare a default as a result of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of that term, covenant, or condition, or of any subsequent breach of any term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rental so accepted, regardless of Landlord's knowledge of that preceding breach at the time of acceptance of the Rent.

         SECTION 17.6 MORTGAGEE PROTECTION. In the event of any uncured default on the part of Landlord, which default would entitle Tenant to terminate this Lease, Tenant shall not terminate this Lease unless Tenant has notified any mortgagee or beneficiary of deed of trust, whose address shall have been furnished to Tenant, at least sixty (60) days in advance of the proposed effective date of the termination. During the sixty (60) day period the mortgagee or beneficiary shall be entitled to commence to cure the default. If the default is not capable of being cured with due diligence within the sixty
(60) day period, the Lease shall not be terminated if the mortgagee or beneficiary of a deed of trust shall have commenced to cure the default within the sixty (60) day period and shall pursue the cure with due diligence thereafter. If the default is one which is not capable of cure by the mortgagee or beneficiary of a deed of trust within the sixty (60) day period because the mortgagee or beneficiary of a deed of trust is not in possession of the Building or Project, the sixty (60) day period shall be extended to include the time needed to obtain possession of the Premises by the mortgagee or beneficiary of a deed of trust by power of sale, judicial foreclosure, or other legal action required to recover possession, provided that these avenues are pursued with due diligence.

                       ARTICLE 18. LIMITATION OF LIABILITY

         SECTION 18.1 LIMITATION OF LANDLORD'S LIABILITY. Tenant agrees that, in the event of any default or breach by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises, Tenant's remedies shall be limited solely and exclusively to an amount which is equal to the interest in the Building of the then current Landlord and the rents and insurance proceeds thereof. For purposes of this Lease, "Landlord Parties" shall mean, collectively Landlord, its partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them. Except for intentional acts by Landlord or Landlord Parties, neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Paragraph 18 shall inure to the benefit of Landlord's and the Landlord Parties' present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Except as expressly set forth above, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with Tenant's business, including but not limited to, loss or profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. The provisions of this section shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer or any other third party.

                               ARTICLE 19. NOTICES

         SECTION 19.1 NOTICES. All notices under this Lease shall be in writing and effective (i) when delivered in person; or (ii) three (3) days after being deposited in U.S. registered or certified mail, return receipt requested, postage prepaid, properly addressed to Landlord or Tenant, as the case may be; or (iii) one (1) day after being deposited with an overnight courier service of recognized standing, properly addressed to Landlord or Tenant, as the case may be; or (iv) upon confirmed transmission by facsimile to such persons. As of the Lease Commencement Date, the addresses and facsimile numbers of the Landlord and Tenant are as specified in the Lease Summary.

                        ARTICLE 20. HAZARDOUS SUBSTANCES

         SECTION 20.1 PRESENCE AND USE OF HAZARDOUS SUBSTANCES. Landlord represents that, to the best of its knowledge, the Premises and the Building do not contain any Hazardous Substances in violation of any applicable laws. Tenant shall not, without Landlord's prior written consent, keep on or around the Premises, Common Areas or Building, for use, disposal, transportation, treatment, generation, storage or sale, any substances designated as, or containing components designated as, hazardous, dangerous, toxic or harmful (collectively referred to as "Hazardous Substances"), and/or are subject to regulation by any federal, state or local law, regulation, statute or ordinance.

         SECTION 20.2 CLEANUP COSTS, DEFAULT AND INDEMNIFICATION. Tenant shall be fully and completely liable to Landlord for any and all cleanup costs and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority to the extent caused by Tenant's use, disposal, transportation, treatment, generation, storage and/or sale of Hazardous Substances, in or about the Premises, Common Areas, or Building, whether or not consented to by Landlord. Tenant shall indemnify, defend and hold Landlord harmless from any and all of the costs, fees, penalties, liabilities and charges incurred by, assessed against or imposed upon Landlord (as well as Landlord's attorneys' fees and costs) to the extent caused by Tenant's use, disposal, transportation, treatment, generation, storage and/or sale of Hazardous Substances.

                            ARTICLE 21. MISCELLANEOUS

         SECTION 21.1 HEADINGS. The headings used in this Lease are for convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

         SECTION 21.2 AMENDMENTS. Any amendments or additions to this Lease shall be in writing by the parties hereto, and neither Tenant nor Landlord shall be bound by any verbal or implied agreements.

         SECTION 21.3 TIME OF THE ESSENCE. Time is expressly declared to be of the essence of this Lease.

         SECTION 21.4 ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties hereto with respect to the matters covered hereby, and no other agreement, statement or promise made by any party hereto, or to any employee, officer or agent of any party hereto, which is not contained herein, shall be binding or valid.

         SECTION 21.5 LANGUAGE. The words "Landlord" and "Tenant", when used herein, shall be applicable to one (1) or more persons, as the case may be, and the singular shall include the plural and the neuter shall include the masculine and feminine, and if there be more than one (1) the obligations hereof shall be joint and several. The word "persons" whenever used shall include individuals, firms, associations and corporations and any other legal entity, as applicable. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning, and shall not be construed strictly for or against Landlord or Tenant.

         SECTION 21.6 INVALIDITY. If any provision of this Lease shall be deemed to be invalid, void or illegal, it shall in no way affect, impair or invalidate any other provision hereof.

         SECTION 21.7 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is difficult to determine, but include, without limitation, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any mortgage or deed of trust covering the Premises. Therefore, in the event Tenant shall fail to pay any installment of Rent or other sum due hereunder within three (3) calendar days of the due date, Tenant shall pay to Landlord as Additional Rent and as a reasonable estimate of the costs to Landlord, a late charge equal to five percent (5%) of each installment. A Fifty Dollar ($50.00) charge will be paid by the Tenant to the Landlord for each returned check. In the event Landlord pays any sum or expense on behalf of Tenant which Tenant is obligated to pay hereunder, or in the event Landlord expends any other sum or incurs any expense, or Tenant fails to pay any sum due hereunder, Landlord shall be entitled to receive interest upon that sum at the rate of twelve percent (12%) per annum until paid.

         SECTION 21.8      RELOCATION. Intentionally deleted.

         SECTION 21.9 COMPUTATION OF TIME. The word "day" means "calendar day" herein, and the computation of time shall include all Saturdays, Sundays and holidays for purposes of determining time periods specified herein.

         SECTION 21.10 APPLICABLE LAW. This Lease shall be interpreted and construed under and pursuant to the laws of the State of Washington.

         SECTION 21.11 ATTORNEYS' FEES. In the event either party requires the services of an attorney in connection with enforcing the terms of this Lease or in the event suit is brought for the recovery of any Rent due under this Lease for the breach of any covenant or condition of this Lease, or for the restitution of the Premises to Landlord, and/or eviction of Tenant during the Term of this Lease or after the expiration thereof, the prevailing party will be entitled to a reasonable sum for attorneys' fees, witness fees, and other court costs, both at trial and on appeal.

         SECTION 21.12 TERMINATION. Upon the termination of this Lease by expiration of time or otherwise, the rights of Tenant and all persons claiming under Tenant in and to the Premises shall cease.

         SECTION 21.13 BROKER'S COMMISSION. Tenant represents and warrants that it has incurred no liabilities or claims for brokerage commissions or finder's fees in connection with the negotiation and/or execution of this Lease and that it has not dealt with or has any knowledge of any real estate broker/agent or salesperson in connection with this Lease except for those identified in the Lease Summary. Tenant agrees to indemnify, defend, and hold Landlord harmless from and against, all of such liabilities and claims (including, without limitation, attorneys' fees and costs) made by any other broker/agent or salesperson claiming to represent Tenant in connection with this Lease.

         SECTION 21.14     SIGNS OR ADVERTISING.

         (a) GENERAL. The Tenant will not inscribe any inscription or post, place, or in any manner display any sign, notice, picture or poster or any advertising matter whatsoever, anywhere in or about the Premises or Building that can be seen from outside the Premises, without first obtaining Landlord's written approval thereof, which approval may be withheld in Landlord's sole discretion, including, without limitation, approval of the size, color, and electrical load (if any). Any approval so obtained from Landlord shall be with the understanding and agreement that Tenant will (1) install any such item using Landlord's approved contractor, (2) be solely responsible for the maintenance, repair and replacement of such item, and (3) remove these items within ten (10) days after the termination of the Lease Term and repair and restore any damage or injury to the Premises or the Building caused either by the installation or removal of the item. Landlord will install and maintain a directory of tenants in the principal lobby entrances of the Building, and Landlord may, as it may determine from time to time, publish or advertise the tenancy list of Landlord's Building. Tenant shall not use photographs, drawings, or other renderings of the Building, the Building logo or trade name, or any other proprietary name, mark or symbol of Landlord without first obtaining Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion.

         (b) EXTERIOR SIGN. Tenant may, at its sole cost and expense, affix one (1) sign on the Building. All signage, including design, plans, specifications (including, without limitation, size, color, and electrical load), location and manner of attachment to the Building and/or placement on the Real Property, shall be subject to Landlord's prior review and approval (which approval shall not be unreasonably withheld or delayed) and shall comply with all applicable codes and governmental requirements. All signage shall be installed by a contractor approved in advance by Landlord. The exterior Building sign will employ channel illuminated letters. Tenant shall be solely responsible for all costs and expenses relating to the signs, including but not limited to the installation, maintenance, repair, replacement, electrical consumption and removal of Tenant's signage, whether during the term of the Lease or upon an earlier termination of the Lease or Tenant's vacation of its Premises (for whatever reason). The removal of all exterior Building signage shall be performed by Landlord's contractor at Tenant's expense and Landlord shall have the right to have such removal performed within seven (7) days after the expiration or earlier termination of the Lease term. Tenant shall be responsible for all costs of Building and grounds restoration with respect to the signage as part of its obligation hereunder and all landscaping installed in connection with a monument sign shall be installed and maintained by Landlord at Tenant's expense. Tenant's signage rights hereunder are personal to Tenant and may not be assigned, exercised, voluntarily or involuntarily, by or to any party or entity other than Tenant; further, Tenant's signage rights may be terminated, at Landlord's sole discretion, if Tenant subleases or assigns all or part of its Premises.

         SECTION 21.15 TRANSFER OF LANDLORD'S INTEREST. In the event Landlord transfers its reversionary interest in the Premises or its rights under this Lease, other than a transfer for security purposes only, Landlord shall be relieved of all obligations occurring hereunder after the effective date of such transfer.

         SECTION 21.16 COUNTERPARTS. This Agreement may be executed by the parties in counterparts, and each counterpart Agreement shall be deemed to be an original hereof.

         SECTION 21.17 QUIET ENJOYMENT. Subject to the provisions of this Lease and conditioned upon performance of all of the provisions to be performed by Tenant hereunder, Landlord shall secure to Tenant during the Lease Term the quiet and peaceful possession of the Premises and all rights and privileges appertaining thereto.

         SECTION 21.18 AUTHORITY. Each party hereto warrants that it has the authority to enter into this Agreement and that the signatories hereto have the authority to bind Landlord and Tenant, respectively.

         SECTION 21.19 NAME OF BUILDING. In the event Landlord chooses to change the name of the Building, Tenant agrees that such change shall not affect in any way its obligations under this Lease, and that, except for the name change, all terms and conditions of this Lease shall remain in full force and effect. Tenant agrees further that such name change shall not require a formal amendment to this Lease, but shall be effective upon Tenant's receipt of written notification from Landlord of said change.

         SECTION 21.20 RULES AND REGULATIONS. Tenant agrees to abide by and adhere to any reasonable and non-discriminatory rules and regulations for the Building, and all amendments thereto, which may be promulgated from time to time by Landlord which do not materially change the provisions of this Lease. The rules and regulations currently in effect upon the date of execution of this Lease are set forth as Exhibit D attached hereto. Landlord shall use commercially reasonable efforts to enforce) the Rules and Regulations in a non-discriminatory manner.

         SECTION 21.21 AGENCY DISCLOSURE. At the signing of this Lease, the Leasing Representative(s) identified in the Lease Summary represented the party noted therein. Each party signing this document confirms that prior oral and/or written disclosure of agency was provided to him/her in this transaction (as required by WAC 308-124D-040).

         SECTION 21.22 LEASE SUMMARY, ADDENDUM AND EXHIBITS. The Lease Summary, set forth in the opening pages of the Lease, as well as any Addenda and Exhibits to this Lease specifically referenced in this Lease are hereby incorporated herein by reference.

         SECTION 21.23 SURVIVAL. Those provisions of this Lease which, in order to be given full effect, require performance by either Landlord or Tenant following the termination of this Lease shall survive the Termination Date.

         SECTION 21.24 PARKING. During the term of the Lease, Landlord shall make available to Tenant four (4) vehicle parking pass(es) for every 1,000 square feet of useable area in the Premises. The parking passes shall entitled Tenant and it's visitors to the use of an equal number of unreserved and undesignated standard and compact sized parking spaces within the parking areas utilized by Landlord for tenant and visitor parking. All unreserved parking spaces shall be on a first-come, first-served basis in common with other tenants of, and visitors to, the Project in parking spaces provided by Landlord from time to time. Each automobile shall, at Landlord's option from time to time, bear a permanently or temporarily affixed and visible identification sticker or tag to be provided by Landlord and, if such sticker or tag is provided, Tenant shall only be entitled to an amount equivalent to the number of parking passes allocated to Tenant. Tenant shall pay Landlord (or Landlord's parking operator if Landlord so requests) monthly rent for each vehicle parking pass provided hereunder at the monthly parking rate established from time to time by Landlord or Landlord's parking operator; provided, however, Tenant's parking shall be rent free during the initial five (5) year Term. Tenant's parking rights shall be subject to the terns and conditions of the Parking Agreement attached hereto as Exhibit F. If a parking administration program is implemented by Landlord, such program may include, without limitation, designating parking spaces for the exclusive use by Tenant or other tenants, implementing a card key access system, and/or requiring identification tags on all vehicles. Landlord may require all visitors, clients and/or customers (collectively, the "Visitors") to park only in areas designated by Landlord from time to time as being for the use of such Visitors. Further, parking for Visitors is subject to the payment of parking fees at rates set and to be set from time to time by Landlord in its reasonable discretion, which will be posted in the parking areas. Tenant acknowledges that Landlord is required to comply with the Transportation Management Program imposed with respect to the Building and Project by the City of Bellevue pursuant to Bellevue City Code ("BCC") Section 14.60.080. Tenant agrees to comply with the provisions of the BCC which are applicable to Tenant and Tenant's employees including, without limitation, providing financial incentives under BCC Section 14.60.070.F.5 and satisfying the guaranteed ride home requirements of BCC Section 14.60.070.F.6. In addition, Tenant shall cooperate with Landlord in conducting the survey required under BCC Section 14.60.080.D and in the preparation of the Evaluation Report required under BCC Section 14.60.080.E.

         IN WITNESS WHEREOF, this Lease Agreement is executed on the day and year first written above.

                  TENANT:            SCOLR, INC., a
                                     Delaware corporation

                                     /s/
                                     --------------------------------------
                                     By Steve Moger
                                     Its CFO

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

                  LANDLORD:          BTC SEATTLE LLC, a
                                     Delaware limited liability company

                                     By: Bentall Capital (U.S.), Inc.,
                                         a California corporation, its
                                         Authorized Agent

                                              By: /s/ Gary J. Carpenter
                                                  ----------------------------
                                                     Gary J. Carpenter
                                                     Executive Vice President

                                              By: /s/ Lisa C. Rowe
                                                  ----------------------------
                                                      Lisa C. Rowe
                                                      Vice President/Leasing

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